FT. LAUDERDALE
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                     FIRST AMENDMENT TO MANAGEMENT AGREEMENT
                     ---------------------------------------

         THIS FIRST AMENDMENT TO MANAGEMENT AGREEMENT (this "Amendment"), is made and entered into as of this 26th day of April, 1996 by and between STARWOOD LODGING CORPORATION, a Maryland corporation ("Starwood"), Guaranteed Hotel Investors 1985, L.P., a Delaware limited partnership ("GHI"), and DT MANAGEMENT, INC., an Arizona corporation ("Manager") (successor by assignment to Doubletree Partners ("Doubletree") which is formerly known as Guest Quarters Hotel Partnership).

                                   WITNESSETH

         A. SLT Realty Limited Partnership ("SLT"), as buyer, and GHI, as seller, have entered into that certain Purchase Agreement (the "Purchase Agreement"), dated October 27, 1995, for the purchase and sale of the Doubletree Guest Suites Hotel located at 555 N.W. 62nd Street, Fort Lauderdale, Florida (the "Hotel").

         B. GHI and Doubletree are parties to that certain Management Agreement (the "Agreement"), dated February 16, 1994, which grants Doubletree the right to supervise and direct the management and operation of the Hotel for GHI under Doubletree's tradename.

         C. By execution of this Amendment where indicated below, Doubletree is assigning all of its right, title and interest as the manager under the Agreement to Manager.

         D. SLT has acquired the Hotel pursuant to the Purchase Agreement on the date hereof.

         E. SLT, as lessor, and SLC Operating Limited Partnership ("SLC"), as lessee, have entered into that certain Lease Agreement of even date herewith, for the Hotel.

         F. SLC, as lessee, and Starwood, as manager, have entered into that certain Management Agreement of even date herewith for the management of the Hotel.

         G. In connection with SLT's acquisition of the Hotel from GHI under the Purchase Agreement: (i) GHI has agreed to assign its rights as Owner under the Agreement to Starwood; (ii) Starwood has agreed to assume the rights and obligations of GHI as Owner under the Agreement; and (iii) Manager has agreed to consent to such assignment and otherwise amend the Agreement as provided for herein.

         NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, GHI, Starwood and Manager hereby covenant and agree as follows:

         1. In the event of any conflict between the terms and provisions of the Agreement and this Amendment, then the terms and provisions of this Amendment shall prevail. All
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capitalized  terms used but not  otherwise  defined  in  this  Amendment   shall
have the meanings assigned to the same in the Agreement.

         2. GHI hereby assigns all of its right, title and interest, as Owner, in and to the Agreement to Starwood effective from and after the date hereof.

         3. Starwood hereby assumes and agrees to perform and abide by and be bound by all of the duties, obligations and responsibilities imposed upon the Owner under the Agreement that arise and accrue from and after the date hereof for events that occur from and after the date hereof, it being understood and agreed that, except as set forth in the immediately succeeding sentence below, Starwood shall have no liability whatsoever for any events, obligations or liabilities that occurred, arose or accrued prior to the date hereof; and hereafter all rights of GHI as Owner by and under the Agreement shall be fully enforceable by Starwood, its successors and assigns, against Manager, its successors and assigns. Notwithstanding the foregoing, Starwood agrees to assume: (a) the obligations of the Owner under Article 14 of the Agreement for the period prior to the closing and thereafter, except for the third (3rd) Paragraph of Article 14.01 which Starwood does not agree to assume; and (b) all accrued and earned vacation due to the employees of the Hotel for the period prior to the date hereof and thereafter. In the event that Starwood is obligated to pay any amounts due to any employees under Article 14 of the Agreement for the period prior to the date hereof, such as back wages, overtime, vacation pay, sick pay or any other similar amounts as to which Starwood did not receive a credit against the purchase price of the Hotel at the closing, then Manager shall reconcile with Starwood the Incentive Management Fee, if any, payable for such period that such amounts accrued and pay any refund thereof to Starwood. In connection with the foregoing the parties hereto acknowledge that any amounts due by the Owner in connection with the worker's compensation claims listed on that certain memorandum dated April 25, 1996 from Cherl Ewing to Bob Provost, which are listed on Schedule 2 attached hereto, have been paid in full by GHI and, notwithstanding anything herein to the contrary, Starwood is not assuming any obligations of the Owner with respect thereto.

         4. Manager hereby consents to GHI's assignment of all of its right, title and interest as Owner under the Agreement to Starwood and agrees that the provisions of Articles 3.03, 18.01 and 18.02 of the Agreement are hereby waived with respect thereto and Manager shall have no right to terminate the Agreement as a result of such assignment. Notwithstanding the foregoing, or anything else contained herein, or in the Agreement, Starwood acknowledges and agrees that the Sale Termination Fee shall be payable as provided in Paragraph 9 hereof.

         5. Except as provided in the last sentence of this Section, Manager and GHI hereby forever release, acquit, satisfy, dismiss and discharge each other and their respective general partners, limited partners, successors, assigns and agents, and the shareholders, directors, officers, employees and agents of each party and their general partners, limited partners and respective successors and assigns of all of the foregoing (collectively, the "Released Parties" and, individually, the "GHI Released Parties and Manager Released Parties", as applicable), of and from any and all obligations the GHI Released Parties may have to Manager and the Manager Released Parties may have to GHI under the Agreement whether or not such obligations are for the period of time prior to or from and after the date hereof, including, without limitation, the obligations of the GHI Released Parties to Manager, if any, (i) under Article 14 of the Agreement,
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(ii)  with  respect  to  worker's   compensation  claims,   including,   without
limitation, those claims described on Schedule 2 attached hereto, and (iii) with respect to WARN Act liabilities. Notwithstanding the foregoing, GHI shall remain liable and obligated to Manager for any amounts due under the third (3rd) paragraph of Article 14.01 of the Agreement.

         6. Manager and GHI hereby agree that:

            (a) All of the terms, conditions and provisions of the Agreement on the part of GHI and Manager to be performed thereunder have been duly and timely performed through the date hereof under the Agreement, as such Agreement has been amended by this Amendment.

            (b) GHI agrees that Manager and/or its affiliates shall be entitled to: (i) retain all sums (including, without limitation, Basic Management Fees, Incentive Management Fees, expense reimbursements and Chain Services payments (if any)) heretofore received by Manager and/or its affiliates under the Agreements; (ii) retain all sums necessary to satisfy GHI's obligations with respect to payments due to, on behalf or otherwise in connection with the employees of the Hotel prior to the date hereof, except for all earned and accrued vacation as described in Paragraph 3(b) hereof, (iii) retain all sums (including, without limitation, Basic Management Fees, Incentive Management Fees, expense reimbursements and Chain Services payments (if any)) due and owing to Manager and/or its affiliates under the Agreement through the date hereof, it being understood that Incentive Management Fees, if any, due Manager for the calendar year 1996 shall be calculated in a pro rata manner based on the number of days in such year through the date hereof. Manager has estimated the expenses payable with respect to A/P Billouts and Innco at $20,000, which sum is being paid to Manager by GHI as of the date hereof. On or before May 31, 1996, GHI and Manager shall reconcile the actual amounts of such expenses, and Manager shall promptly refund any overpayment, to GHI, provided, however, that GHI shall have no obligation or liability to pay any additional sums in excess of the $20,000 paid as of the date hereof.

            (c) Manager shall look solely to Starwood for the Basic Management Fee and Incentive Management Fee, if any, earned for the period from and after the date hereof and shall also look solely to Starwood for the Sale Termination Fee, to the extent the same may be due and payable by Starwood under the terms of the Agreement, as amended hereby, and Manager hereby releases GHI from any liability with respect thereto. Manager acknowledges that the Sale Termination Fee is not due in connection with the assignment of the Agreement from GHI to Starwood and the execution and delivery of this Amendment by the parties hereto.

            (d) The computation of the Basic Management Fee, Incentive Management Fee and all other fees and costs due under the Agreement from and after the date hereof, shall commence from the date hereof and none of such fees or costs shall be computed by utilizing the performance or cash flow of the Hotel prior to the date hereof; provided, however: (i) the period of April 26, 1995 through December 31, 1995 shall be the base period for determining the Incentive Management Fee for the period from and after the date hereof through December 31, 1996; and (ii) the period of January 1, 1996 through December 31, 1996 shall be the base period for computing the Incentive Management Fee for the period of January 1, 1997 through December 31, 1997.

             (e) Starwood shall be solely responsible for the payment of all WARN Act liabilities arising under the Agreement, and Starwood shall indemnify and hold harmless the Released Parties from and against all losses, costs, claims, liabilities, damages (exclusive of consequential and punitive damages) and expenses, including, without limitation, reasonable attorneys' fees, incurred by the Released Parties, and/or arising, with respect to WARN Act liabilities of the "Owner" under the Agreement. The foregoing indemnity shall be deemed to include any WARN Act liabilities arising as a result of the conversion of the Agreement to the Franchise Agreement as set forth in Paragraph 10 hereof.

         7. Manager represents and warrants that there are no suits, proceedings or investigations pending or threatened against Manager with respect to the Hotel or, to the best of Manager's actual knowledge based upon the attached
Schedule 2 attached hereto, the Hotel or GHI, at law or in equity, or before any governmental or administrative agency or instrumentality, except as set forth in
Schedule 2 attached hereto.

         8. Manager hereby  acknowledges and agrees that, as of the date hereof:
(a) no notice of an Event of Default has been given by Manager to GHI nor received by Manager from GHI; (b) to the best of Manager's knowledge (i) there are no defaults or claims of defaults under the Agreement by either GHI or Manager and (ii) no event has occurred which, with notice, lapse of time, or both, would constitute a default under the Agreement by either GHI or Manager; and (c) neither GHI, nor Manager has any charge, lien, claim, defense, set-off or counterclaim against the other arising under the Agreement or under any other basis.

         9. Effective as of the date hereof, Starwood and Manager hereby agree that the table of the Sale Termination Fees set forth in Article 3.03 (iv) of the Agreement is hereby deleted and replaced with the following:

                             Sale Termination Fees:
                             ----------------------

                   From the date hereof through
                            April 25, 2000            $450,000
                   April 26, 2000 through
                            April 25, 2001            $225,000
                   April 26, 2001 through
                            April 25, 2002            $175,000
                   April 26, 2002 through
                            April 25, 2003            $125,000
                   April 26, 2003 through
                            April 25, 2004            $ 75,000
                   April 26, 2004 through
                            April 25, 2005            $ 25,000
                   April 26, 2005 through
                            February 16, 2014         $      0

                           The Sale Termination Fee shall be the only amount due
                  to Manager in the event of a termination of this Agreement under this Article 3 and the same shall constitute Manager's sole and exclusive remedy for such termination which shall be retained by Manager as and for liquidated damages with respect thereto.

          10. Effective as of the date hereof, Starwood and Manager hereby agree that the following articles are hereby added to Article 3 of the Agreement:

                  3.08 Additional Termination Rights. Notwithstanding anything contained in this Agreement to the contrary, including, without limitation, Article 3 hereof, Manager and Owner agree that Owner shall have the right to terminate this Agreement, in Owner's sole and absolute discretion with or without cause, at any time by providing no less than sixty (60) days written notice of such termination to Manager (such notice is herein called the "Termination Notice" and such sixty (60) day period is herein called the "Termination Period"). In the event that a Termination Notice is given under this Article 3.08, the Sale Termination Fee (if any) and any other sums due Manager, which are unrelated to the termination and which are otherwise due pursuant to the Agreement, shall be paid on or before the effective date of termination of this Agreement and shall be a condition to termination.

                  3.09 Transition Upon Termination. In the event of a termination of this Agreement under this Article 3 or any other provision of this Agreement, then Manager shall cooperate in executing any and all documentation necessary to transfer all licenses and permits required for the operation of the Hotel, including, without limitation, all documentation necessary for the transfer of the liquor license therefor. Owner shall be responsible for payment of all of Manager's out-of-pocket expenses incurred in connection therewith. In addition, Manager shall execute such other documentation and perform such other acts as are necessary to effectuate the transition of management of the Hotel. In the event of a termination of this Agreement, Owner and Manager shall enter into a Termination Agreement substantially in the form attached hereto as Exhibit A, which shall provide among other things that in the event of a termination of this Agreement Owner shall not be obligated to pay Manager for all accrued and earned vacation pay for the employees of the Hotel, but shall indemnify Manager with respect to the same.

                  3.10     Conversion to Franchise Agreement.

                           (a) Owner may, at its option and at any time, convert
                  this Agreement into a franchise agreement ("Franchise Agreement") with Manager or its appropriate affiliate for the operation of the Hotel under Manager's tradename of "Doubletree Guest Suites", which Franchise Agreement shall:
                  (A) provide for franchise fees of 1 1/2% of gross room revenues for the first (1st) year of operation under the Franchise Agreement, 2 1/2% of gross room revenues for the second (2nd) year of operation under the Franchise Agreement and 4% of gross room revenues for the third (3rd) year of operation under the Franchise Agreement and for each year thereafter; (B) be for a term of seven and one-half years (7 1/2); (C) provide for termination on sixty (60) days prior written notice as set forth in this Agreement; (D) contain the same schedule of Sale Termination Fees (with the same dates) as this Agreement and, in the event that the term of the Franchise Agreement expires when a Sale Termination Fee would still be due, then Owner shall be obligated to pay such Sale Termination Fee upon the expiration of the term thereof; and
                  (E) otherwise be in form and substance similar to the franchise agreement that Starwood (or its affiliate) has negotiated with Manager for its Doubletree Suites Hotel located in Lexington, Kentucky.

                           (b) Owner shall  exercise  its right to convert  this
                  Agreement into a Franchise Agreement by sending Manager written notice that Owner has elected to convert this Agreement into a Franchise Agreement, which notice shall be sent to Manager at least ten (10) days prior to the conversion date and accompanied by a Franchise Agreement that has been executed by Owner which contains the terms and conditions set forth in clause (a) above. Upon the delivery of such notice together with the executed Franchise Agreement, this Agreement shall be deemed to have been terminated and replaced by the Franchise Agreement, provided, however, that no Sale Termination Fee shall be payable as a result of the termination of this Agreement as such fees shall be carried over into the Franchise Agreement and shall be payable in accordance with the terms thereof. In the event that Owner converts this Agreement to a Franchise Agreement as set forth herein, then: (a) Owner shall not be obligated to pay any fees or charges in connection with such conversion, including, without limitation, application fees and shall not be obligated to participate in, commence or otherwise pay any amounts in connection with any product improvement plan or similar arrangement; and (b)

                  Manager shall counter-execute and deliver a fully-executed Franchise Agreement to Owner within ten (10) days after receipt thereof by Manager from Owner.

         11. Manager acknowledges that even though Starwood is referred to as the "Owner" under the Agreement, Starwood is not the owner of the Hotel, but merely a manager thereof and that, by execution hereof, the Agreement has become a submanagement agreement. In no event shall SLT or SLC have any liability or obligation for any amounts or other obligations due or required to be performed by Starwood under the Agreement.

         12. This Amendment represents the complete and entire understanding and agreement among GHI, Starwood and Manager with regard to the matters set forth herein. Except as expressly amended and modified hereby, the Agreement is unmodified and in full force and effect, and the parties hereto hereby ratify and confirm the same.

         13. This Amendment may be executed in one or more counterparts and all such counterparts taken together shall constitute one agreement. Executed copies of this Amendment received by telecopier shall be deemed to be originals.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, Starwood and Manager have hereunder set their hands and seals as of the date first above written.

                   GHI:

                   GUARANTEED  HOTEL  INVESTORS  1985,  L.P., a
                   Delaware  limited partnership

                   By: FFCA  Management  Company,  L.P., a
                       Delaware  limited partnership,
                       its general partner

                       By: Perimeter  Center  Management   Company,   a
                           Delaware corporation, its general partner


                           By: /s/ Dennis L. Ruben
                               -----------------------------
                                   Name: Dennis L. Ruben
                                   Title: SR. VP and General
                                   Counsel

                   STARWOOD:

                   STARWOOD LODGING CORPORATION, a Maryland corporation


                   By: /s/ Steven R. Goldman
                       -----------------------------------
                           Name: Steven R. Goldman
                           Title:  Senior Vice President


                   MANAGER:

                   DT MANAGEMENT, INC, an Arizona corporation


                   By: /s/ David Heuck
                       -----------------------------------
                      Name: David Heuck
                      Title: Vice President

                                   ASSIGNMENT


         By execution hereof, Doubletree Partners, a Delaware general partnership, hereby assigns all of its right, title and interest as the manager in and to the Agreement to DT Management, Inc., an Arizona corporation, and DT Management, Inc., hereby agrees to assume, be bound by and perform all of the obligations of Doubletree Partners as manager under the Agreement.


                   ASSIGNOR:

                   DOUBLETREE PARTNERS, a Delaware general partnership

                   By: Samantha  Hotel   Corporation,   a  Delaware
                       corporation


                       By:   /s/ Sandra L. Ravel
                             ------------------------------
                       Name:    Sandra L. Ravel
                       Title:    Assistant Secretary



                   ASSIGNEE:


                   DT MANAGEMENT, INC., an Arizona corporation


                   By: /s/ David Heuck
                       ------------------------------------
                   Name:    David Heuck
                   Title:    Vice President

                                LIST OF SCHEDULES
                                -----------------


                  SCHEDULE 1                         TERMINATION AMOUNTS

                  SCHEDULE 2                         PENDING LITIGATION


                                LIST OF EXHIBITS
                                ----------------


                  EXHIBIT A                          TERMINATION AGREEMENT
                  ---------
                                       10